Exhibit 99.3

MASTER SERVICES AGREEMENT

This Master Services Agreement ("Agreement") is effective, October 11, 2018 (the "Effective Date"), by and between STWC Holdings, Inc., a Colorado corporation ("Strainwise") and HWH Farms, LLC, an Oklahoma Limited Liability Company, with an address of 100 N. Cimarron, Boise City, OK ("HWH").

RECITALS:

WHEREAS, HWH desires to secure Strainwise's Services (as further defined herein) as set forth herein; and

WHEREAS, Strainwise has the requisite competency to perform such Services and desires to provide such Services to HWH; and

WHEREAS, Strainwise agrees to provide such Services to HWH for design, build out and long term management of a cannabis cultivation and processing facility licensed by the State of Oklahoma in the City of Boise City, OK (the "Program").

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is acknowledged by Strainwise and HWH, the parties agree as follows:

1.	Incorporation. The above recitals and all exhibits attached hereto are incorporated herein by reference.

2.	Services.

a.
Scope of Services.  Strainwise shall perform the Services and all reasonable tasks incidental thereto as specified herein and in any and all Statements of Work (each a "SOW", and collectively "SOWs") entered into between Strainwise and HWH during the term of this Agreement, which SOWs are incorporated herein and made a part hereof by this reference (collectively, the "Services").  The parties agree and understand that the Services shall include consultation, strategic planning, logistics and design services, including the provisions of Services and content to complete HWH's application(s) for the Program in a manner provided by Strainwise that is commercially accepted and suitable for medical and/or recreational marijuana dispensary practices. HWH agrees and understands that Strainwise cannot warrant or guarantee that HWH will obtain the desired licenses in connection with the Program solely by way of Strainwise's provision of the Services in accordance with this Agreement.

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b.
Standard of Performance. Following the termination of the application period for the Program and during the Term of this Agreement and any applicable SOW, Strainwise may provide consulting advice to other parties for cultivation and dispensary license holders of the Program. Strainwise shall perform the Services in accordance with the degree of professional skill, care and diligence shown by a professional performing services of a comparable scope, purpose and magnitude customarily provided in the performance of such Services.  Strainwise shall at all times act in the best interests of HWH.  Moreover, Strainwise shall cooperate with HWH officials, employees, contractors and agents in completing the Services.

c.
Change Orders.  Periodically, additional services may be required or desired that change the scope of the Services.  Any such changes shall be agreed upon by the parties pursuant to the procedure for making changes to the scope of Services as set forth in the SOWs.  No changes to the scope of Services shall be binding upon and effective against Strainwise unless the change is approved in writing by Strainwise and HWH, all as more fully set forth in the SOWs.

3.
Personnel.  Strainwise shall provide and utilize any personnel it deems necessary to satisfactorily and successfully perform the Services.  Further, all Services that require the exercise of professional skill or judgment will be performed by professionals qualified and competent in the applicable discipline and appropriately licensed, if required by law.

4.
Term.  This Agreement shall be effective upon the date hereof and shall continue in full force and effect for the initial statutory and regulatory duration of the Program unless and until the Agreement is terminated in accordance with the provisions for termination set forth herein (the "Term").

5.	Fees and Related Matters.

a.
Fee.  As payment for the performance of the Services, Strainwise shall be compensated in such amounts and in such manner and means as is mutually agreed upon by the parties and set forth in a SOW (the "Fee").

b.
Taxes.  Strainwise shall be solely responsible for paying income, social security and other employment taxes due to the proper taxing authorities, and understands that HWH shall not deduct such taxes from any payments to Strainwise hereunder.  Strainwise shall also obtain any permits, licenses and fees specifically required to perform the Services and comply with the terms of this Agreement and any SOW. If any of the aforementioned permits, licenses, and or fees are required solely to provide the Services, HWH shall promptly reimburse Strainwise for the payment of the permit, license, and or fee upon receipt of a written invoice from Strainwise.  Costs incidental to the application(s) and operations of any or dispensaries shall be the responsibility of HWH.

c.
Accounting.  In connection with the Services, Strainwise shall keep and maintain separate books and records reflecting the Services provided in accordance with this Agreement and any SOW.  All such books and records shall be kept for a period of one (1) year after the expiration or termination of this Agreement.

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6.	Ownership/Confidentiality.

a.
Use/License of Documents.
Strainwise shall retain the rights and ownership of its written materials that are supplied to HWH in accordance with this Agreement ("Work Product"). HWH shall receive a non-exclusive, limited license to use the Work Product for the purposes of submitting application(s) in connection with the Program and operating cultivation centers and dispensaries pursuant to the Program.  Work Product shall include intellectual property, including trade secrets and know-how of Strainwise in existence prior to this Agreement or developed by Strainwise independent of this Agreement or any SOW during the Term of this Agreement (which shall be and remain the property of Strainwise).

b.
Confidentiality.
Each party acknowledges that certain proprietary information and materials, including, but not limited to, intellectual property, trade secrets and know-how of Strainwise and HWH, which are being provided to the other party under this Agreement and any SOW are non-public and confidential (the "Confidential Information").  Neither party shall make Confidential Information available to a third party without the other party's prior written consent.  HWH shall cause any third party assisting in the preparation of the application(s) for the Program to execute a nondisclosure and confidentiality agreement with respect to the Services provided in accordance with this Agreement.  Neither party shall issue press releases or grant press interviews related to the Services, or disseminate any information regarding the Services without the other party's prior written consent.  If either party is presented with a subpoena duces tecum or a request for documents by any administrative agency regarding any records, data or documents related to the Services, such party shall immediately give notice to the other party and agree that the other party may timely contest the subpoena or request before the Confidential Information is required to be submitted to a court or other third party; provided, however, that subpoenaed party shall not be obligated to withhold such delivery beyond that time as may be ordered by the court or administrative agency unless the subpoena or request is quashed or the time to produce is otherwise extended.

7.	Representations and Warranties and Certain Covenants.

a.	Strainwise Representations and Warranties and Covenants. In connection with this Agreement and any SOW, Strainwise represents and warrants and covenants that:

i.	It is ready, willing and able to perform, and will perform, the Services in accordance with this Agreement and any SOW; and

ii.	It shall comply with any disclosure or information requests, including but not limited to background checks, that are required in connection with the Program; and

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iii.	Strainwise understands the nature of the Services, and Strainwise has determined that the Services are feasible of performance in accordance with the terms of this Agreement and any relevant SOW; and

iii.
Strainwise is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  Strainwise has all requisite power and authority to execute and deliver this Agreement and any SOW and to perform its obligations hereunder and under any SOW; and

iv.	Strainwise is not subject to any investigation by any federal, state or local governmental agency, including, but not limited to, the State of Colorado or any political subdivision thereof; and

v.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and in any SOW have been duly authorized by all requisite action on the part of Strainwise.  This Agreement and any SOW executed in connection herewith constitutes the legal, valid and binding agreement of Strainwise, enforceable against Strainwise in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and

vi.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and under any SOW will not: (i) conflict with or result in any violation of any provision of the charter, bylaws, operating agreement or organizational document of Strainwise, each as amended to date; or (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which Strainwise is a party of or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Strainwise; and

vii.	Strainwise specifically disclaims any liability whatsoever resulting from HWH's use of the Services.

viii.
Disclaimer of Warranties. STRAINWISE MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY APPLICABLE SOW.

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b.	HWH Representations and Warranties and Covenants. In connection with this Agreement, HWH represents, warrants and covenants that:

i.
The HWH is duly organized, validly existing and in good standing under the laws of the State of Oklahoma.  HWH has all requisite corporate power and authority to execute and deliver this Agreement and any SOW and to perform its obligations hereunder and under any SOW; and

ii.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated herein and in any SOW, have been duly authorized by all requisite corporate action on the part of HWH.  This Agreement and any SOW executed in connection herewith constitutes the legal, valid and binding agreement of HWH, enforceable against HWHs in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies); and

iii.
The execution and delivery of this Agreement and any SOW and the consummation of the transactions contemplated hereby and in any SOW will not: (i) conflict with or result in any violation of any provision of the articles of organization or operating agreement of HWH, each as amended to date; or (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, contract or other instrument to which HWH is a party or by which any of its properties or assets are or may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to HWH; and

iv.
HWH will support and cooperate with Strainwise in any manner reasonably necessary, appropriate or desirable in order to assist Strainwise and facilitate Strainwise's performance of the Services under any SOW.  HWH will provide Strainwise access to HWH's resources (including without limitation, data, infrastructure, personnel, etc.) reasonably necessary, appropriate or desirable in order to assist Strainwise with the performance of the Services under any SOW.

8.	Termination/Default/Remedies

a.	Default of Strainwise. This Agreement may be terminated by HWH upon the occurrence of one or more of the following events of default by Strainwise (a "Strainwise Default").

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i.
A material breach of a representation or warranty contained in this Agreement or any SOW, which, if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from HWH, which notice shall set forth with reasonable specificity the alleged misrepresentation of Strainwise;

ii.
Failure to comply with or perform any material obligation of Strainwise under this Agreement or any SOW, which if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from HWH, which notice shall set forth with reasonable specificity the alleged failure by Strainwise;

iii.
Strainwise's filing of a petition in bankruptcy or having a petition in bankruptcy filed against it, which filing is not dismissed within ninety (90) days, or making an assignment for the benefit of creditors; and

If any breach of a representation and warranty or failure of performance requires more than fifteen (15) days to cure, Strainwise may be entitled to such additional cure period if Strainwise promptly commences to cure, HWH agrees to such extension, and Strainwise prosecutes the cure to completion.

b.	Default of HWH. This Agreement may be terminated by Strainwise upon the occurrence of one or more of the following events of default by HWH (a "HWH Default").

i.
A material breach of a representation or warranty contained in this Agreement or any SOW, which, if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from Strainwise, which notice shall set forth with reasonable specificity the alleged misrepresentation of Strainwise;

ii.
Failure to comply with or perform any material obligation of HWH under this Agreement or any SOW, which if capable of being cured, is not cured within fifteen (15) days of receipt of written notice from Strainwise, which notice shall set forth with reasonable specificity the alleged failure by HWH;

iii.
HWH's filing of a petition in bankruptcy or having a petition in bankruptcy filed against it, which filing is not dismissed within ninety (90) days, or making an assignment for the benefit of creditors.  In the event of a breach or HWH Default under this Agreement or under any SOW, Strainwise (i) may terminate this Agreement and/or any SOW and/or (ii) pursue any and all remedies available to it under this Agreement, under any SOW, or at law or in equity.

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c.
Certain Consequences of Default.  A Strainwise Default and/or a HWH Default hereunder is sometimes referred to generically as a "Default".  No remedy hereunder is exclusive of any other remedy, but each remedy shall be cumulative and in addition to any other remedies at law, in equity or by statute existing now or hereafter.  No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power nor shall it be construed to be a waiver of any Default or acquiescence therein, and every such right and power may be exercised periodically and as often as may be deemed expedient.  If a court of competent jurisdiction rules that termination of this Agreement or any SOW by HWH for a Strainwise Default was wrongful, then Strainwise shall be entitled to damages or other relief as prescribed and directed by the court.

d.
Termination without Default. This Agreement may be terminated by HWH without cause upon thirty (30) days' prior written notice to Strainwise.  This Agreement may be terminated by Strainwise without cause upon thirty (30) days' prior written notice to HWH if there is no outstanding SOW then in effect.

9. Insurance.  Each party shall maintain general liability insurance, and each party agrees to obtain and maintain, during the term of this Agreement, insurance against risks that include, without limitation, worker's compensation in accordance with state statutory requirements, general liability and injuries to persons and property, on its employees and personnel and in regard to any and all functions, duties, services and obligations which it has under the terms of this Agreement.

10. Indemnification.  Each party will indemnify and defend the other party and that party's officers, directors, employees, successors and assigns (the "Indemnified Parties") from and against all third-party claims and liabilities resulting from, arising out of, or relating to: (i) any breach by that party of any of its obligations or representations hereunder, or (ii) injury or death, or damage to any property caused by or arising from the errors, acts or omissions of that party.  Indemnification hereunder shall be subject to the Indemnified Party promptly giving the indemnifying party notice of a claim for indemnification and providing assistance as reasonably requested by the indemnifying party.

11. Additional Provisions.  The parties further agree to the following provisions:

a.
Notices.  All notices hereunder shall be in writing and either (i) delivered personally; or (ii) sent by nationally recognized express courier; or (iii) sent by certified mail (return receipt requested).  Any such notice will be deemed given when actually received and addressed as follows:

If to Strainwise:

Erin Phillips, President
1350 Independence Street #300
Lakewood, Colorado 80215
Erin@Strainwise.com

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If to HWH:
Amber Murdock
PO Box 415
Boise City, OK 73933
Murdocka52@hotmail.com

b.
Severability.  The terms of this Agreement are severable and if a court of competent jurisdiction herein declares any term or provision illegal, void or unenforceable, the remainder of the provisions hereunder shall remain valid and enforceable.

c.
Entire Agreement.  This Agreement, and any SOWs incorporated herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof.  Any prior or contemporaneous written or oral agreements or representations related to this Agreement and the SOWs or the Services are of no force and effect.

d.
Governing Law/Venue.  This Agreement shall be interpreted and governed by the laws of the State of Colorado without regard to any choice or conflict of laws, rule or principle, that will result in the application of the laws of any other jurisdiction and venue shall be proper in the state or federal courts situated in Denver, Colorado.

e.
Non-Discrimination.  Strainwise shall not discriminate against any workers, employees or applicants, or any member of the public, because or race, color, religion, age, disability unrelated to ability to perform, gender, national origin or ancestry, sexual orientation, marital status, military discharge status or source of income.  Such action shall include, but not be limited to the following:  employment, upgrading, demotion or transfer; recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training; including apprenticeship.

f.	Amendments/Changes. No modification or amendments to this Agreement and any SOW shall be effective unless such amendment is in writing and signed by both parties hereto.

g.
Independent Contractor.  Strainwise is an independent contractor and not the agent, partner or employee of HWH.  Strainwise shall not have the authority to enter into any contract or agreement to bind HWH, and shall not represent to anyone that Strainwise has such authority.

h.	Survival. Upon the expiration or termination of this Agreement, those provisions that would by their nature survive this Agreement will so survive.

i.
Third Party Beneficiaries.  Nothing contained in this Agreement is intended to confer upon any person any rights, benefits or remedies of any kind or character whatsoever, and no person will be deemed a third-party beneficiary under or by reason of this Agreement.

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j.
Force Majeure.  Neither party will have any liability to the other for any failure or delay in performing any obligation under this Agreement due to acts of God or nature, fires, floods, strikes, civil disturbances, vandalism, terrorism, or power, communications, satellite or network failures (individually and collectively  "Force Majeure Event").  The Term of this Agreement shall be extended for the duration of any Force Majeure Event.

k.
Counterparts.  This Agreement and any SOW may be executed in two (2) or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one binding agreement.

l.	Conflicts. In the event of a conflict between the provisions of this Agreement and the provisions of any SOW, the provisions of the SOW shall control.

IN WITNESS WHEREOF, HWH and Strainwise have executed this Agreement as of the Effective Date.

HWH FARMS, LLC	STWC HOLDINGS, INC.:

By:	By:

Name:	Name:

Title:	Title:

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EXHIBIT A

Customer Order
and
Service Schedule

October 10, 2018

HWH Farms, LLC ("Customer") orders from STWC Holdings, Inc. ("Strainwise") the below described services for the Customer's operating entity, located in Boise City, OK

Branding, Marketing and Administrative Services - $4,500 per month

●	Marketing and advertising programs
●	General consulting as deemed necessary
●	Procurement, placement and onsite management of ATM systems
●	Security planning, implementation and maintenance
●	Strainwise will not participate in any manner in the actual cultivation, retail sale or wholesale of any marijuana or marijuana infused products of the Customer

Accounting, Financial, and Compliance Services - $3,000 per month

●	General accounting and financial statement preparation and reporting
●	Installation and maintenance of general ledger and accounting systems
●	Implementation maintenance of internal controls over financial reporting and asset safeguards
●	Inventory reconciliation software and procedures implementation and maintenance
●	Accounts receivable processing
●	Cash collection processing
●	Accounts payable processing
●	State and municipal sales tax preparation and filing
●	State and Federal income tax preparation
●	State, county and municipality regulatory compliance monitoring
●	Report preparation and filings to Federal, state, county and municipal departments

ACCEPTED AND AGREED:

HWH FARMS, LLC

By: ___________________________
Name: _________________________
Date: __________________________

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TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this "Agreement"), dated as of October 5, 2018, is made by and between STWC Holdings, Inc., a Colorado corporation ("Licensor"), and HWH Farms, LLC, an Oklahoma Limited Liability Company ("Licensee").

WHEREAS, Licensor is the owner of certain common law and federally registered trademarks, along with all rights, title and interest in and to the marks and the goodwill thereof (the "Marks") attached hereto as Exhibit A.

WHEREAS, Licensor desires to grant and Licensee desires to receive a limited license, subject to the terms and conditions herein, in and to the Marks.

Now, therefore, in consideration of the mutual covenants of the parties and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. License. Subject to Section 5 below, Licensor hereby grants to Licensee a non-exclusive, non-transferrable license (the "License") to use the Marks in conjunction with its cannabis cultivation and processing business, including cannabis, cannabis products, advertising, signage, and product packaging.

2. Use of Marks. When using the Marks under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to trademarks, including compliance with marking requirements. Licensee shall not be able to modify, create derivatives of, or otherwise modify the Marks in any way. Licensee shall not be permitted to make any commercial use of the Marks. Breach of this provision shall immediately terminate Licensee's License hereunder and Licensee agrees to a full disgorgement of any revenues generated therefrom.

3. Resolution of Disputes. The parties agree to negotiate in good faith to resolve any dispute about whether the obligations of Licensee or Licensor are being satisfied.

4. Extent of License. The license granted in this Agreement may not be transferred without the written consent of Licensor.

5. Ownership of Mark. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Marks and any registrations that may issue thereon, and will not at any time do or cause to be done any act or thing impairing or tending to impair part of such right, title and interest. Licensee agrees to cooperate with Licensor in satisfying any requirements for protection or registration of the Marks.  On termination in any manner provided herein of the License, within seven (7) days Licensee will cease and desist from all use of the Marks in any way. Prior to any commercial use, Licensee shall provide Licensor sample products or work ups showing use of the Marks, which shall be approved or rejected by Licensor in its sole discretion.

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6. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above, or at such other address as may be furnished in writing to the notifying party.

7. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LICENSOR: STWC HOLDINGS, INC	LICENSEE: HWH FARMS, LLC

By:	By:
Name:	Name:
Title:
Date:	Date:

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Exhibit A: Licensed Marks

1.	STRAINWISE (U.S. Trademark Reg. No. 4,756,878)
2.	HIGHER LIVING (U.S. Trademark Reg. No. 4,683,698)
3.	CONSUME INTELLIGENTLY (U.S. Trademark Reg. No. 4,738,679)
4.	(U.S. Trademark Reg. No. 4,800,440)

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MANAGEMENT AGREEMENT

Between

HWH FARMS, LLC

And

STWC HOLDINGS, INC.

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT ("Agreement") is entered into this ____ day of October 2018 ("Effective Date"), by and between, HWH Farms, LLC ("HWH"), an Oklahoma limited liability company and STWC Holdings, Inc. ("Strainwise"), a Colorado corporation located at 1350 Independence Street, Suite 300, Lakewood, CO 80215 (for purposes of this Agreement, Strainwise shall be referred to as the "Manager")

WITNESSETH:

WHEREAS, HWH has acquired one or more licenses to operate medical marijuana cultivation and processing businesses in the State of Oklahoma at 100 N. Cimarron, Boise City, OK (the "Facility") (collectively, the "Enterprise");

WHEREAS, Strainwise provides branding, marketing, employee training and compliant cultivation and processing management services; and

WHEREAS, HWH desires for Strainwise to (a) manage, operate, maintain and service the Enterprise on behalf of HWH subject to the terms of this Agreement and (b) provide other management services to HWH subject to the terms and provisions of this Agreement, and Manager desires to accept and assume such responsibilities upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the parties hereto agree as follows:

Article 1
Appointment

HWH appoints Manager to provide those services described in this Agreement on behalf of HWH and undertakes to pay the Management Fee set forth herein, on the terms and conditions set forth herein.  Manager accepts such appointment and undertakes to perform such duties during the Term (as hereinafter defined) on the terms and conditions set forth herein.
Article 2
Term

2.1 Term.  The term of this Agreement shall commence on the Effective Date, and, unless sooner terminated in accordance with the terms hereof, shall continue until the earlier of five (5) years from the effective date (the "Term").

2.2 Termination For Cause.
(a) If Manager or HWH defaults in the performance of any obligation hereunder and said default is not cured within thirty (30) days after written notice thereof (a "Default Notice") is sent to such defaulting party (or, if said default is of such a nature that it cannot be reasonably cured within such thirty (30) day period, such defaulting party fails to commence the curing of said default within such thirty (30) day period and to thereafter prosecute and complete such cure with diligence within ninety (90) days after such Default Notice is sent to such defaulting party), then, in addition to its other remedies at law and in equity and subject to the terms of this Section 2.2(a), the non-defaulting party may terminate this Agreement as provided in this Section 2.2(a), in which event such termination shall be effective as of the date of such written notice of termination.  If HWH is the defaulting party, Manager may terminate this Agreement as aforesaid by forwarding written notice to HWH.  If Manager is the defaulting party, HWH may terminate this Agreement as aforesaid by forwarding written notice to Manager, in which event such termination shall be effective as of the date of such notice of termination.
2.3 Effect of Termination.  Upon the effective date of any termination of this Agreement affected pursuant to this Agreement, no further obligations under this Agreement will accrue against Manager or HWH.  Any such termination shall not, however, affect or impair any right that has accrued to either party prior to the date when such termination becomes effective.
2.4 Final Accounting.  Upon the expiration or earlier termination of this Agreement, Manager shall:
(a) deliver to HWH all records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Enterprise, to be delivered immediately upon such expiration or termination (and to the maximum extent reasonably possible, such items shall be delivered to HWH in an electronic format); provided, however, that Manager may retain copies of such information solely for its files, and in connection therewith, Manager agrees that it shall not, except as required by law or court order, make such information available to any third parties, including, without limitation, HWH's competitors other than Manager's employees, attorneys, accountants and other professionals; and
(b) for a reasonable period of time after the expiration or termination of this Agreement (not to exceed sixty (60) days) and for reasonable compensation for expert professional services, make itself available, at the option of HWH, to consult with and advise HWH or such other person or persons designated by HWH regarding the operation, use, management and maintenance thereof.
The provisions of this Article 2 shall survive the expiration or termination of this Agreement.
Article 3
Manager's Responsibility

3.1 Management.  HWH hereby grants to Manager the right, subject to the provisions hereof, to provide those services described in this Article 3 (collectively, the "Management Services") for the account of HWH, and Manager hereby accepts said grant and agrees that it will perform the Management Services in a professional and efficient manner and in a manner commensurate with that of physical asset managers, and HWH of a size, character and quality comparable to the Enterprise, respectively, all pursuant to the terms, conditions and limitations of this Agreement and to the extent adequate funds and other necessary non-monetary support are provided therefor by HWH.  In the event HWH requests services with respect to an additional asset or a subsidiary in addition to the Management Services, then upon the consent of Manager and HWH, each acting in its sole and absolute discretion, this Agreement may be amended to expand the scope of the Management Services and to reflect additional but under no circumstances less, remuneration, if any, to be paid therefor.  Manager shall provide the Management Services in accordance with the requirements of this Agreement.  Manager shall comply with all licensing and similar requirements of the applicable governmental authorities to which Manager is subject relating to performance by Manager.
3.2 Employees; Independent Contractor.
(a) Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate, maintain and account for the Enterprise.  All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager, which is in all respects the employer of such employees. Manager shall fully comply with all applicable laws and regulations to which Manager is subject having to do with worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer/employee related subjects.
(b) This Agreement is not one of agency between Manager and HWH, but one in which Manager is engaged independently to provide the Management Services on its own behalf as an independent contractor.  All employment arrangements with Manager are therefore solely Manager's concern, and HWH shall not have input or liability with respect thereto.  Nothing contained in this Agreement or in the relationship of Manager with HWH shall be deemed to constitute a partnership, joint employer, joint venture or any relationship (other than a relationship between two independent contractors) between Manager and HWH.  Manager's authority is limited to performing the Management Services set forth herein in accordance with the terms of this Agreement.  Manager shall have no authority, without HWH's consent, (a) to execute any contract or agreement for or on behalf of HWH or (b) to provide services in addition to the Management Services.  Manager is not granted any right or authority to assume or create any obligation or liability (except as otherwise provided herein) or to make (i) any written representation, covenant, agreement or warranty whatsoever (ii) or any oral representation, covenant, agreement or warranty, express or implied whatsoever to the extent that the same would be beyond the scope of Manager's authority hereunder.
3.3 Agreement on Annual Plan.  On or before [____________], 2018, Manager shall prepare and submit to HWH for HWH's acceptance, an annual plan for the Enterprise (the "Annual Plan") for the period beginning on such date and ending on December 31st, 2018.    On or before January 1st of each calendar year (beginning with January 1, 2019), Manager shall brief HWH regarding all material operating assumptions and shall prepare and submit to HWH for HWH's acceptance an Annual Plan for the ensuing calendar year.  Items to be included and considered in the Annual Plan shall include those items listed in Exhibit A hereto.  Manager shall use good faith efforts in estimating the expenses for the Enterprise, which will be incorporated into the budget included as part of the Annual Plan (the "Budget").  Within ten (10) business days after receipt of an Annual Plan, HWH shall review such Annual Plan, providing any comments in HWH's reasonable discretion.  Manager may incorporate such changes as Manager reasonably deems appropriate and re-submit the Annual Plan within ten (10) business days following Manager's receipt of comments.  An Annual Plan shall not become effective until such Annual Plan has been accepted by HWH.  An Annual Plan that has been accepted by HWH pursuant to this Section 3.3 shall be referred to as an "Annual Plan."  The Budget that is included in an Approved Annual Plan shall be referred to as the "Accepted Budget".  In the event HWH has not accepted the Annual Plan prior to January 1st of any calendar year, Manager shall continue to manage the Enterprise in accordance with the prior calendar year's Annual Plan.
3.4 Implementation of Annual Plan.
(a) Manager shall implement the Annual Plan and shall be authorized, without the need of further approval by HWH, to make the expenditures and incur the obligations provided for in the Budget. Manager's obligation to implement the Annual Plan and provide the Management Services shall be limited to the extent that sufficient funds are realized from the operation of the Enterprise in the applicable Budget to enable Manager to perform the Management Services in the manner required in this Agreement.
(b) Notwithstanding anything to the contrary in Section 3.4(a), if an emergency involving imminent danger to life or property exists (an "Emergency") with respect to which expenditures are necessary for the preservation or the safety of the Enterprise (collectively, the "Improvements"), for the safety of the public, or to avoid the suspension of any necessary service, such expenditures may be made by Manager without the prior approval of HWH; provided that Manager shall immediately notify HWH of any such expenditures.
3.5 Enterprise Evaluation.
(a) Manager shall perform the following services in accordance with the applicable Annual Plan:
(i) Manager shall undertake and perform all due diligence and other services required with respect to the evaluation, economic and otherwise, of the Enterprise pursuant to the applicable Annual Plan;
(ii) Manager shall manage, administer, coordinate and supervise the due diligence and evaluation activities relating to the Enterprise;
(iii) Manager shall diligently pursue the development of the Enterprise.
(b) Manager acknowledges that it will not have authority once executed, absent the approval of HWH, to make any change to the Annual Plan unless specifically set forth in HWH's operating agreement.

(c) Based on established procedures, the Manager shall use diligent efforts to timely bill and collect all charges and other fees which may become due at any time from any customer for services provided in connection with or for the use of the Enterprise.  All monies so collected shall be deposited in the applicable Operating Account designated by the HWH.  Manager will not terminate any vendor contract for products or services or institute a suit for collection or other proceedings without the prior approval of HWH.  HWH shall be responsible for the payment of all reasonable expenses incurred by Manager or the Enterprise in connection with the prosecution of any suits or proceedings authorized by HWH, including reasonable legal fees.  Manager shall monitor the progress of such legal suits or proceedings and shall keep HWH appraised of the status of such legal suits or proceedings.
(d) Any legal notices, summonses, complaints, liens, levies, subpoenas, etc. (or copies thereof), received by or served upon Manager relating or pertaining to (i) HWH, (ii) the collection of income by HWH, or (iii) any other aspect of the management, operation, or operation and maintenance of the Enterprise, or any portion thereof, shall be immediately delivered to HWH by Manager.

3.6 Asset Management Services.
(a) Manager shall perform the following management services in accordance with the applicable Annual Plan:
(i) Manager shall oversee and manage daily operations on behalf of HWH pursuant to the Annual Plan, as well as the inventory and physical delivery of the inventory to the Facility.
(ii) Manager shall help secure, negotiate, manage, administer, train, coordinate and supervise all contract labors of contractors and subcontractors involved in Facility operations;
(iii) Manager shall use diligent efforts to cause all contractors to complete any work performed with respect to the Enterprise or the property on which such Enterprise is located in a good and workmanlike manner;
(iv) Manager shall perform regular inspections and take other actions to (A) determine that any work performed with respect to the Enterprise or the property on which such Enterprise is located is being performed in accordance with all applicable contracts and Governmental Requirements applicable to the Enterprise; (B) endeavor to guard the Enterprise against defects and deficiencies in the work performed for it; and (C) subject to review by HWH, reject work that does not conform to the provisions of contracts relating to such work; and

(vii) Manager shall notify HWH promptly upon (A) becoming aware of any default in performance by any contractor or subcontractors, any discovery of work which is not in conformity with the applicable contract or any repudiation by any contractor or subcontractor of its obligations under any applicable contract; and (B) receipt of any notice or claim that HWH is in default in its performance under any applicable contract.

3.7 Marketing Services & Vendor Management.
(a) Manager shall perform the following services in accordance with the applicable Annual Plan:

(i) Manager shall negotiate, on behalf of HWH, to market the services of HWH with respect to the Enterprise. Any contracts providing for the sale of services must be within the bounds of the Budget, and shall be executed by Manager;
(ii) Manager shall manage, administer, coordinate and supervise all sales and marketing activities;
(iii) Manager shall assist HWH in the negotiation of any sale contract with respect to any assets of HWH, if such sales are contemplated in the Annual Plan; and
(iv) Manager shall use diligent efforts to cause any marketing representative employed by Manager to diligently pursue the sale of the services of HWH with respect to the Enterprise.
(b) Manager acknowledges that it will not have authority absent the approval of HWH, or as otherwise provided for in the HWH operating agreement, to make any change to any marketing or sales agreement entered into by HWH or to agree to make any concessions thereunder or pay, by way of bonus or brokerage fee, any additional compensation to any third party.

3.8 Taxes and Assessment Verification Services.  Manager shall obtain and verify bills for real estate and personal property taxes, improvement assessments and other like charges, including, but not limited to charges that are or may become liens against the Enterprise, or any portion thereof.  Upon receipt, Manager shall promptly give notice of and deliver to HWH copies of any and all such bills or notices and, upon approval by HWH, shall cause HWH to pay such taxes and assessments, on behalf of HWH and at HWH's expense.  At the request of HWH and on HWH's behalf and expense, Manager is hereby authorized to contest any such taxes or charges, and to pursue any such contests diligently.
3.9 Payroll Records.  Manager shall, at Manager's expense, pay all payroll related taxes applicable to Manager in connection with Manager's employees.  In addition, Manager shall, at Manager's expense, prepare all payroll, file all payroll tax forms, and maintain comprehensive payroll records in connection with Manager's employees.
3.10 General Record Keeping.  Manager shall maintain complete and readily identifiable records and files on all matters pertaining to the Enterprise including, without limitation, all revenues and expenditures, Service or Product Contracts (hereinafter defined) and leases, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded.  Such books and records shall be maintained as reasonably provided by HWH, and shall at all times be the property of HWH. Such records and files shall be maintained at such location as may be mutually agreed upon by Manager and HWH in writing.
3.11 Communication with HWH.  During regular business hours, Manager shall be available for, or shall cause a representative of Manager to be available for communications with HWH and will keep HWH advised of material items affecting the Enterprise.  At the request of HWH, HWH and Manager shall have a weekly telephone conference to review and discuss material items affecting the Enterprise.

3.12 Compliance with Laws;
(c) To the extent sufficient funds are provided in the Budget therefor, Manager shall use commercially reasonable efforts to comply with all (i) federal, state and municipal laws, ordinances, regulations and orders (including, without limitation, those relating to hazardous substances and environmental protection, and the law commonly known as the Americans With Disabilities Act of 1990) relating to the management, leasing, use, operation, repair and maintenance of the Enterprise (excluding the U.S. Controlled Substances Act, 21 U.S.C. Ch. 13, et. seq. and corresponding federal laws), (ii) the rules, regulations or orders of the local board of fire underwriters or other similar body and any insurer issuing an insurance policy to HWH or a Subsidiary (to the extent Manager receives copies of the insurance policy) in respect of an Improvement and/or the use, repair, operation and maintenance thereof (collectively, the "Requirements", individually, a "Requirement").  Manager shall promptly notify HWH of any possible or actual existence of a violation of any such Requirement that comes to its attention and, at HWH's request and expense, will remedy the same.
(d) Manager shall comply, in all material respects, with the terms and conditions contained in any ground lease, mortgage, deed of trust or other security instruments of record affecting an asset to the extent of the authority granted to Manager under this Agreement and to the extent Manager receives copies of the same.  Manager shall cause HWH to make all payments on account of any ground lease, mortgage, deed of trust or other security instrument, if any, affecting an asset unless instructed otherwise in writing by HWH, and Manager shall not be required to incur any liability on account thereof.  Manager shall promptly deliver to HWH all time-sensitive notices (i.e., requiring prompt action on the part of HWH) received by Manager from HWH's lender, ground lessor, governmental or official entity or agency, or any other party with respect to the applicable asset or any portion thereof.  Manager shall, no less often than monthly, deliver to HWH all other notices received by Manager from HWH's lender, ground lessor, governmental or official entity or agency, or any other party with respect to the Enterprise or any portion thereof.
3.13 Provision of Management Services.  Manager acknowledges that HWH is engaging Manager to provide the Management Services due to Manager's knowledge of the Enterprise and the markets in which the Enterprise is located.  As a result, Manager acknowledges and agrees that: (a) the key employees shall provide or directly oversee substantially all of the Management Services on behalf of Manager pursuant to the terms of this Agreement.

Article 4
Management Authority

4.1 Manager's Authority.  Manager's authority is expressly limited to the provisions provided herein or as may be amended in writing from time to time executed by HWH and mutually agreed to and executed by Manager in writing.

4.2 Service or Product Contracts. Manager shall direct and supervise the maintenance and operation of the Enterprise as approved by HWH in the applicable Annual Plan.  In connection therewith Manager may, on HWH's behalf and at HWH's expense, solicit bids with respect to the negotiation of contracts for services ("Service or Product Contracts"). Manager shall have the authority to execute Service or Product Contracts on behalf of HWH.  Manager shall deliver fully executed originals of such Service or Product Contracts to HWH promptly following Manager's receipt thereof.  Subject to Section 3.4 and provided such contracts comply with the applicable Budget, the Service or Product Contracts shall contain terms and provisions acceptable to HWH. Manager shall cause all warranties and guaranties relating to all material services and products obtained at the expense of HWH for the Enterprise to be in the name of HWH.  Subject to Section 3.4, HWH agrees that Manager may negotiate and execute Service or Product Contracts with persons that are affiliated with Manager, provided the cost of any such Service Contract is no greater than, and the terms of such Service Contract are substantially similar to, those which Manager or HWH would receive in an arm's length transaction.
Manager shall exercise good faith efforts to negotiate provisions for all Service or Product Contracts that will be substantially in the form provided by HWH (if provided previously by HWH to Manager) or provided by Manager and approved in advance by HWH.  Notwithstanding the foregoing, Managers execution of a Service Contract shall be deemed an approval of all the terms and conditions contained in such Service Contract.

Article 5
Insurance

5.1 HWH's Insurance.  Throughout the term of this Agreement, HWH shall obtain and maintain, at its sole cost and expense, the following insurance coverages:
(a) All-risks property insurance on a full replacement cost basis covering the Improvements; and
(b) Commercial general liability insurance on an occurrence basis with the applicable Subsidiary and Manager as insured(s) with limits of not less than Five Million and No/100 Dollars ($5,000,000) each occurrence combined single limit on bodily injury, death or property damage.
Notwithstanding anything to the contrary contained in this Agreement, each insurance policy obtained by HWH shall be primary and non-contributory to any insurance otherwise carried by Manager.  Manager shall furnish all information requested by HWH for the purpose of establishing the placement of insurance coverages and shall aid and cooperate in every reasonable way with respect to such insurance and any loss covered thereunder.  If requested in writing by Manager, HWH shall provide Manager a certificate evidencing the insurance required under this Section 5.1.
5.2 Manager's Insurance.  Throughout the term of this Agreement, Manager shall satisfy, at its sole cost and expense, its own insurance obligations, provided such insurance is available at commercially reasonable rates, is customarily provided by similarly situated managers of properties similar to the Enterprise and, unless the Manager determines otherwise, shall not include any errors and omissions insurance.  If requested in writing by HWH, Manager shall provide HWH a certificate evidencing the insurance required under this Section 5.2.

Article 6
Financial Reporting

6.1 Revenue and Expense Records.  Manager, in the discharge of its duties hereunder, shall maintain complete, accurate and separate books and records for the Enterprise, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded.
6.2 Monthly Reports.  No later than fifteen (15) days after the end of each month, Manager shall deliver to HWH a report covering the following matters with respect to the operation and management of the Enterprise for the preceding month:
(a) a statement of the operating income or loss for such month and year to date;
(b) a summary of the net cash flow for such month and year to date, including descriptions of capital additions;
(c) an aged accounts receivable report with comments on collection status; and
(d) if Manager is projecting a deficiency in an Operating Account, a projection of cash requirements in reasonable detail.

Manager shall cooperate with and give reasonable assistance to any independent public accountant retained by HWH or a Subsidiary to examine any and all reports, books and records pertaining to the Enterprise.

6.3 Additional Financial Information.  Manager shall maintain the originals or copies of the following for at least seven (7) calendar years following Manager's preparation or receipt of the same:
(a) detailed cash receipts and disbursements records;
(b) paid invoices;
(c) summaries of adjusting journal entries; and
(d) billing statements and supporting documentation.
6.4 Accounting Principles.  All financial statements and reports shall be prepared in accordance with U.S. generally accepted accounting principles consistently applied, provided however, that footnotes shall not be required.
6.5 Tax Return Information.  Manager shall provide, at the expense of HWH, any and all information in the possession of Manager reasonably required by HWH's independent public accounts in connection such accountants preparation of all tax returns required (if any) to be filed by HWH and each Subsidiary.
The provisions of this Article 6 shall survive the expiration or termination of this Agreement.

Article 7
STWC Fees and Bank Accounts

7.1 STWC Fee.  HWH shall pay, and STWC shall receive for its services hereunder, a "Management Fee" in the amount of Seven Thousand Five Hundred Dollars ($7,500) per month for the 100 N. Cimarron Boise City, OK Facility.
7.2 In addition, STWC shall be entitled to twenty-five percent (25%) of Net Revenue generated by the Enterprise, calculated monthly ("Enterprise Fee").  Net Revenue shall be defined as gross revenue minus cost of goods sold, (rent, power, water, nutrients, media, labor, raw materials needed for processing, testing, packaging, labeling, plant tags or state mandated seed to sale tracking costs) and normal general and admin costs specifically excluding any bonus or compensation to officers outside of Amber Murdock's salary, meals, travel, entertainment costs. No later than three (3) months following the effective date of this Agreement, the parties will work together to develop a mutually agreeable budget off of which the Enterprise Fee will be calculated going forward.
7.3 The Management Fee and Enterprise Fee shall be the only compensation to STWC for its services under this Agreement.  Any costs, fees or expenses reasonably incurred by STWC for Project purposes or for HWH in response to unanticipated demands or emergencies shall be Reimbursable Project Costs.
7.4 Operating Account.
(a) HWH, if able, shall establish from time to time separate accounts (each an "Operating Account") in the name of each Facility owned by the Enterprise (so that at all times the funds deposited therein shall be the sole and exclusive property of HWH, provided however, that the designated representative(s)  of the Manager will be the only signator(ies) with respect to, and with the power to withdraw funds from, any and all banking and other financial accounts relating to the Enterprise).  Manager shall promptly deposit in such accounts all sums collected or otherwise received by Manager, the Enterprise or any of the Facilities.
(b) The Manager is hereby authorized to use any or all funds belonging to the Enterprise to pay, on behalf of the Enterprise, all expenses with respect to the Enterprise (collectively, the "Operating Expenses") to the extent such Operating Expenses (i) are included in the applicable Budget (subject to variances permitted pursuant to Sections 3.3 and 3.4), (ii) exceed approved budgetary guidelines but which result from Emergencies (subject to the terms of Section 3.4) or (iii) are otherwise approved in writing in advance by HWH.  Notwithstanding anything to the contrary in this Agreement, unless specifically set forth in the Annual Budget, Operating Expenses shall not include: (i) overhead and general expenses of Manager not related to the management of the Enterprise; (ii) rental costs for machinery or equipment not used in connection with the Enterprise; and (iv) amounts required to be paid by Manager on behalf of the Enterprise, for federal, state, local or other Taxes.  For purposes of this Agreement, "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRS Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes, fees, duties, tariff, licenses or other similar charges of any kind whatsoever (whether or not specifically called a "tax"), including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

Article 8
Payment of Expenses

8.1 Costs Incurred in Good Faith.  HWH shall not object to any costs incurred by Manager (including on behalf of the Enterprise) in good faith in the course of its management of the Enterprise or in settlement of any claim arising out of the operation of the Enterprise that is: (a) provided for or contemplated in the applicable Annual Plan or Budget (subject to variances permitted pursuant to Sections 3.3 and 3.4 above); (b) or has been approved by HWH in writing; or (c) is otherwise expressly permitted or required hereunder.
Article 9
HWH's Obligation

HWH shall use its commercially reasonable efforts to respond promptly to all inquiries and requests for HWH's consent made by Manager pursuant to this Agreement.

Article 10
Manager's Liability

10.1 Indemnification of HWH.  MANAGER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS HWH, AND ITS MANAGERS, MEMBERS, OFFICERS, EMPLOYEES, AND AGENTS (INDIVIDUALLY AND COLLECTIVELY THE "HWH INDEMNITEES"), FROM AND AGAINST ALL SUITS, PROCEEDINGS, CLAIMS, DAMAGES, LIABILITIES, COSTS AND EXPENSES (EACH A "CLAIM"), INCLUDING REASONABLE ATTORNEYS' FEES AND OTHER DEFENSE COSTS, TO THE EXTENT ARISING OUT OF THE GROSS NEGLIGENCE, WILLFUL MATERIAL MISCONDUCT OR FRAUD OF MANAGER OR ITS EMPLOYEES. NOTWITHSTANDING THE FOREGOING, MANAGER SHALL NOT BE LIABLE UNDER THIS SECTION 10.1 IN RESPECT OF ANY AMOUNTS PAID TO THIRD PARTIES BY ANY HWH INDEMNITEES OR ANY OF THEIR AFFILIATES PURSUANT TO ANY SETTLEMENT OR COMPROMISE MADE OR PAID BY ANY OF THEM WITHOUT THE PRIOR WRITTEN CONSENT OF MANAGER, UNLESS SUCH CONSENT SHALL HAVE BEEN UNREASONABLY WITHHELD, CONDITIONED OR DELAYED.  THE PROVISIONS OF THIS SECTION 10.1 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT WITH RESPECT TO ANY MATTERS OCCURRING BEFORE SUCH EXPIRATION OR TERMINATION.

10.2 Indemnity of Manager.  HWH SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS MANAGER AND ITS AFFILIATES, PARTNERS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS AND AGENTS AND PARTNERS, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AND AGENTS OF SUCH AFFILIATES (INDIVIDUALLY AND COLLECTIVELY THE "MANAGER INDEMNITEES") FROM AND AGAINST ALL CLAIMS, INCLUDING REASONABLE ATTORNEYS' FEES AND OTHER DEFENSE COSTS, ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, THE ENTERPRISE OR MANAGER'S PROVISION OF SERVICES HEREUNDER, EXCEPT TO THE EXTENT THAT ANY SUCH CLAIM ARISES OUT OF THE GROSS NEGLIGENCE, MATERIAL WILLFUL MISCONDUCT OR FRAUD OF MANAGER.  IT IS THE EXPRESS INTENT OF THE PARTIES THAT THE MANAGER INDEMNITEES BE INDEMNIFIED AGAINST THEIR OWN NEGLIGENCE (BUT NOT FOR THEIR GROSS NEGLIGENCE, MATERIAL WILLFUL MISCONDUCT OR FRAUD).  SUCH INDEMNITY FOR MANAGER INDEMNITEES' NEGLIGENCE SHALL BE LIMITED TO THE PROCEEDS OF THE INSURANCE HWH AND THE APPLICABLE SUBSIDIARY OR AFFILIATE MAINTAIN PURSUANT TO SECTION 5.1 (OR WHICH HWH AND THE APPLICABLE OR AFFILIATE SUBSIDIARY OR AFFILIATE SHOULD HAVE MAINTAINED PURSUANT TO SECTION 5.1 IF HWH AND THE APPLICABLE SUBSIDIARY OR AFFILIATE COMPLIED WITH SECTION 5.1).  TO THE EXTENT HWH AND/OR A SUBSIDIARY OR AFFILIATE USES ANY DEDUCTIBLES TO REDUCE OR MITIGATE PREMIUM OR RISK COST, SUCH DEDUCTIBLES WILL BE WHOLLY FOR THE ACCOUNT OF HWH OR SUCH SUBSIDIARY OR AFFILIATE (i.e., ANY DEDUCTIBLES PAID BY HWH AND THE APPLICABLE SUBSIDIARY OR AFFILIATE SHALL BE TREATED AS THOUGH IT WERE FIRST DOLLAR INSURANCE (i.e., ANY AMOUNTS PAID BY HWH AND/OR A SUBSIDIARY OR AFFILIATE AS A DEDUCTIBLE IN CONNECTION WITH A CLAIM RESULTING FROM THE NEGLIGENCE OF MANAGER INDEMNITEE SHALL BE PAYABLE TO THE APPLICABLE MANAGER INDEMNITEE).  HWH SHALL ASSUME ON BEHALF OF THE MANAGER INDEMNITEES THE DEFENSE OF ANY ACTION AT LAW OR IN EQUITY WHICH MAY BE BROUGHT AGAINST THE MANAGER INDEMNITEES BASED ON A CLAIM FOR WHICH INDEMNIFICATION IS PERMITTED HEREUNDER.  NOTWITHSTANDING THE FOREGOING, HWH SHALL NOT BE LIABLE UNDER THIS SECTION 10.2 IN RESPECT OF ANY AMOUNTS PAID TO THIRD PARTIES BY ANY MANAGER INDEMNITEES PURSUANT TO ANY SETTLEMENT OR COMPROMISE MADE OR PAID BY ANY MANAGER INDEMNITEES WITHOUT THE PRIOR WRITTEN CONSENT OF HWH UNLESS SUCH CONSENT HAS BEEN UNREASONABLY WITHHELD, CONDITIONED OR DELAYED.  THE PROVISIONS OF THIS SECTION 10.2 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT WITH RESPECT TO ANY MATTERS OCCURRING BEFORE SUCH EXPIRATION OR TERMINATION.

10.3 Defense of Claims.  The HWH Indemnitees or the Manager Indemnitees (each, a "Protected Party"), as applicable, shall give prompt notice to any person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any Claim.  Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Protected Party under Section 10.1 or Section 10.2, as applicable, except to extent the failure to give such notice materially and adversely prejudices such Indemnifying Party.  Subject to non-interference with any insurance defense being provided with respect thereto, the Indemnifying Party shall be entitled to defend, subject to consultation with the Protected Party, any Claim brought against the Protect Party arising out of or connected with any matters referred to in this Section 10.3, and each party shall provide the other with such assistance in relation to the defense of any such Claim as either party may reasonably request.  The Indemnifying Party shall inform the Protected Party on a periodic basis of the status and progress of any Claims to which this Section 10.3 relates and shall have due regard to any views expressed by the Protected Party in relation thereto.  The Protected Party shall cooperate with all reasonable requests made by the Indemnifying Party in defending such Claims.  Neither party shall compromise or settle any Claim without the other party's consent (not to be unreasonably withheld, conditioned or delayed).  If, pending the outcome of litigation, neither party has accepted indemnification responsibility with respect thereto, then and in such event, subject at all times to non-interference with any insurance defense being provided and subject also to the obligation to cooperate with the other party as hereinabove set forth, each party shall be entitled to participate in the defense of any such Claim, initially at its own expense but with the benefit of subsequent indemnification pursuant to Section 10.1 (if the Protected Party is a HWH Indemnitee) or Section 10.2 (if the Protected Party is a Manager Indemnitee).  Even if the Indemnifying Party has assumed the defense of any Claim and has acknowledged its indemnification obligations with respect thereto, the Protected Party nevertheless shall be entitled to participate in such defense on its own behalf and at its own expense, subject to non-interference with insurance defense and the duty to cooperate with the Indemnifying Party as hereinabove provided.
Article 11
Compensation

11.1 Management Fee.
HWH shall pay to Manager, as remuneration for its services in accordance with the terms of this Agreement, a management fee (the "Management Fee") in the amount of Seven Thousand Five Hundred Dollars ($7,500) per month for the 100 N. Cimarron Boise City, OK facility
Permissible Activities of Manager

12.1  Permissible Activities of Manager: include but are not limited to (i) management of the Enterprise (ii) training, (iii) collections, (iv) cash management, (v) payment to itself of the Management Fees (and any other amounts due and owing to the Manager hereunder), (vi) payment to itself of other fees and amounts due and owing under any other agreements between Manager and HWH; and (vii) safety management and other roles as may be required by the HWH.

Assignment

11.2 Assignment by Manager.  Manager shall not transfer or assign this Agreement or any part thereof or any of its rights or obligations hereunder without the prior written consent of HWH, provided that HWH's consent shall not be required for an assignment to a corporation, partnership or other entity (a) owned or controlled by Manager or an Affiliate of Manager and (b) with sufficient net worth to perform the obligations of Manager hereunder.  The consent of HWH to one or more assignments of this Agreement shall not be construed as, or result in, consent by HWH to any further or future assignment or assignments.  Any assignment or attempted assignment not made strictly in accordance with the foregoing shall be void and shall be deemed to be a default of Manager's obligations hereunder.
11.3 Assignment by HWH.  HWH may not transfer, in whole or in part without the prior written consent of Manager, its rights under this Agreement in connection with the transfer of the Enterprise to Affiliates of HWH.  As a condition to HWH's assignment of its rights under this Agreement, the entity acquiring such Enterprise shall expressly assume in writing the obligations of HWH hereunder accruing before, on and/or after such date of transfer.  Upon an assignment in accordance with the requirements of this Section 13.2, HWH shall thereby be released from all obligations hereunder including those that arose before the assignment. Any assignment or attempted assignment not made strictly in accordance with the foregoing shall be void and shall be deemed to be a default of HWH's obligations hereunder.

Article 12
Legal Proceedings; Dispute Resolution

12.1 Notice of Claims.    Should any claims, demands, suits or other legal proceedings be made or instituted by any person third party against HWH or a subsidiary or affiliate that arise out of any of the matters relating to this Agreement, Manager shall give HWH all pertinent information and reasonable assistance in the defense or other disposition thereof.  The provisions of this Article 14 shall survive the expiration or termination of this Agreement.
12.2 Senior Officers.  Each party shall designate a senior representative with authority to resolve any Dispute arising under this Agreement.
(a) All Disputes arising between the parties shall initially be referred to the parties' representatives designated herein.  Unless otherwise mutually agreed, they shall meet and confer in good faith on each such Dispute within fourteen (14) business days after either party refers the Dispute to them.
(b) The parties shall (i) attempt to resolve all Disputes arising hereunder promptly, equitably and in a good faith manner; and (ii) provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data reasonably material to any such Dispute.

12.3 Arbitration & Judicial Remedies.  All Disputes that are not resolved pursuant to Section 14.1 above within thirty (30) days after a party's receipt of notice referring the Dispute to the Parties' designated senior representatives shall be submitted upon written request of either Party to binding arbitration under Colorado's Arbitration Act ("CAA") as the exclusive remedy for resolving any such Dispute ("Binding Arbitration").  The arbitration shall be conducted in Denver, Colorado, by JAMS under its then-prevailing rules, provided if JAMS shall not then exist then the arbitration shall be conducted by the American Arbitration Association ("AAA") under its then prevailing Commercial Arbitration Rules, including without limitation the AAA Optional Rules for Emergency Measures of Protection.  The arbitration shall be decided by a single neutral arbitrator, except that Disputes involving specific performance or claims in excess of $500,000 shall be decided by a panel of three neutral arbitrators.   Each arbitrator will be an attorney, and at least one arbitrator shall be knowledgeable in the areas of business law.  HWH and Manager shall endeavor to agree on the appointment an arbitrator or arbitrators.  Should HWH and Manager be unable to agree on an arbitrator or arbitrators, HWH and Manager shall each appoint an arbitrator, and the appointed arbitrators shall mutually agree on appointment of the sole arbitrator, or the third arbitrator in the event of a three arbitrator panel.    The resolution of any Dispute as determined by the arbitrator(s) in Binding Arbitration shall be binding on all parties to this Agreement.  The obligation of the parties to resolve any Dispute by compulsory Binding Arbitration, any judicial relief to prevent irreparable harm pending completion of Binding Arbitration and issuance of an arbitration award, and any arbitration award issued in such Binding Arbitration (the parties' agreement to Binding Arbitration, equitable judicial relief to prevent irreparable harm pending completion of Binding Arbitration and issuance of an arbitration award, and any arbitration award issued under the CAA each shall be "Binding Arbitration Relief") shall be enforceable in accordance with the CAA in an action commenced and maintained in the U.S. District Court for the District of Colorado ("Colorado Federal District Court").
12.4 Mediation.  Prior to the commencement of the dispositive arbitration hearing, either party may request a mediation to be administered in Denver, Colorado, by JAMS under its then-prevailing rules.  The party's mediation request is non-binding on the other parties.  If the parties mutually agree to pursue mediation, the costs of the mediation shall be divided equally by the parties.

Article 13
Notices; Authorized Representatives

13.1 Notices.  All notices and other communications given pursuant to this Agreement shall be in writing (unless expressly provided otherwise herein) and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested or deposited with a nationally-recognized overnight courier and addressed to the parties hereto at the address specified below, (b) hand delivered to the intended address, or (c) sent by facsimile transmission followed by a confirmatory letter by one of the foregoing means.  All notices shall be effective upon receipt or refusal at the address of the addressee.  Any notice executed and delivered by HWH's legal counsel (or any other authorized agent of HWH) shall be fully effective as if the same had been executed and delivered by HWH.  The addresses of the parties are as follows:

If to HWH:
[________________________]
[________________________]
Attention: [_____________]

Telephone Number: [___________]
Fax Number: [___________]
Email:  [____________________]

If to Manager:

STWC Holdings, Inc.
Attn: Erin Phillips, President and CEO
1350 Independence Street, Suite 300
Lakewood, CO 80215

The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

Article 14
Miscellaneous

14.1 Signs.  Manager shall be allowed to place signs on the Facility or Facilities indicating that it is the manager of the Enterprise.
14.2 Pronouns.  The pronouns used in this Agreement referring to Manager, HWH, or a subsidiary or affiliate shall be understood and construed to apply whether Manager, HWH, or a subsidiary or affiliate is an individual, partnership, corporation or an individual or individuals doing business under a firm or trade name, and the masculine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.
14.3 Amendments.  Any and all amendments to this Agreement shall be null and void unless approved by the Manger and HWH in writing.
14.4 Headings.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
14.5 Succession.  This Agreement shall be binding upon and inure to the benefit of HWH, its successors and assigns, and shall be binding upon and inure to the benefit of Manager, its successors and permitted assigns.
14.6 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

14.7 Entire Agreement.  This Agreement hereto constitutes the entire Agreement between HWH and Manager with respect to the subject matter hereof, and any and all previous agreements (written or oral) entered into between the parties hereto relating to the Enterprise and/or the management, use, maintenance and operation thereof shall be deemed merged herewith.
14.8 Severability.  If any provisions of this Agreement shall be found to be invalid or unenforceable to any extent by a court of competent jurisdiction or by an arbitrator, as the case may be, the remainder of this Agreement shall not be affected thereby and this Agreement shall be enforced to the greatest extent permitted by law.
14.9 Governing Law.  This Agreement shall be governed by the laws of the State of Colorado, without regard to conflict of laws principles.
14.10 No Recording.  Neither this Agreement nor any amendment hereto, nor any memorandum or short form thereof, shall be recorded or filed.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be a covenant running with any asset.

IN WITNESS WHEREOF, HWH and Manager have executed this Agreement as of the Effective Date.

STWC HOLDINGS, INC.:

STWC Holdings, Inc.
a Colorado corporation

By: ___________________________
Name:   Erin Phillips
Title:     President and CEO

HWH:

HWH FARMS, LLC

By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT A

ITEMS TO BE INCLUDED IN ANNUAL PLAN

The Annual Plan shall include, without limitation, the following items:

1.	a detailed estimate of the gross projected revenues for the forthcoming fiscal year, including amounts and supporting schedules as applicable;
2.
a detailed operating budget for the forthcoming fiscal year, including debt service payments and a statement authorizing the Manager to pay down debt from the HWH operating account and all other operating accounts relating to the Enterprise;

3.
analysis of the sales in the market in which the Enterprise and/or Facility is located, including, without limitation, a detailed discussion of the general market and the applicable submarket, existing rates and trends, concessions, and all competitive properties, and a schedule of rates charged and operating costs incurred by similar properties in the market in which the Enterprise is located;

4.	a statement as to the projected balances of the working capital and replacement reserve accounts as of the first day of the forthcoming fiscal year;
5.	a statement as to the projected additions to or disbursements from such reserve accounts for the forthcoming fiscal year;
6.	an estimate of the projected net cash flow for the forthcoming fiscal year;
7.	a detailed description of the renovations, major repairs or other capital improvements, if any, proposed to be undertaken during the forthcoming fiscal year;
8.	a capital budget covering the renovations, major repairs or other capital improvements, if any, proposed to be undertaken during the forthcoming fiscal year;
9.	a description of the terms and conditions proposed sales contracts for the forthcoming fiscal year which serve as the basis for the gross projected revenues;
10.	a description of the terms and conditions proposed with respect to material contracts for the forthcoming fiscal year;
11.	a description of the significant maintenance and repair schedules for the fiscal year; and
12.	standard operating procedures for the operation of the Enterprise.

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